UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2023

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2023, Workhorse Group Inc. (the “Company”) amended and restated the Company’s bylaws, in the form of the Second Amended and Restated Bylaws of the Company, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference (the “Amended Bylaws”), following approval by the Company’s Board of Directors. The Amended Bylaws became effective immediately.

The Amended Bylaws revise provisions concerning quorum in accordance with recent amendments to Nevada law concerning the effect of broker non-votes. In addition, the Amended Bylaws amend certain provisions related to meeting procedures and stockholder proposals and add a provision that permits an eligible stockholder or a group of up to twenty eligible stockholders who have continuously held for a period of three years at least three percent of the Company’s outstanding shares entitled to vote in an election of directors to nominate and include in the Company’s annual meeting proxy materials up to two director nominees. Such nominations are subject to certain eligibility, procedural and disclosure requirements set forth in Section 2.9 of the Amended Bylaws. The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by the complete text of the Amended Bylaws attached as an exhibit hereto.

Item 9.01. Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: July 12, 2023	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel, Chief Compliance Officer and Secretary

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